EXHIBIT 23.1









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of Ruby Mining Company on Form S-8 dated September 3, 2002 related to certain consulting agreements of Ruby Mining Company of our report dated March 28, 2002 on the consolidated financial statements of Ruby Mining Company as of December 31, 2001 and 2000, the periods then ended, and the inception period from January 1, 1998 to December 31, 2001, included in Form 10KSB filed by Ruby Mining Company on April 1, 2002.


                                       /s/ Cherry, Bekaert & Holland, L.L.P.

September 3, 2002
Atlanta, Georgia